NOVATION TO IRREVOCABLE PURCHASE OFFER

THIS AGREEMENT (“Novation”) is made and entered into effective September 8, 2020, by and between DAVID MASSEY, as Shareholder (“Massey”) and SOLAR INTEGRATED ROOFING CORP., a Nevada Corporation (the “Company”). Massey and the Company may be referred to in this Agreement individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Massey and the Company entered into an Irrevocable Purchase Offer (the “Offer”) dated July 1, 2021, by which the Company offered to purchase five million (5,000,000) shares of Series B Preferred Stock (the “Stock”) from Massey (the “Transaction”);

WHEREAS, the Board of Directors of the Company agreed, in an Action by Unanimous Written Consent effective July 1, 2021 (the “Consent”), to complete the Transaction;

WHEREAS, Massey and the Company have mutually agreed that the Transaction as consummated was not in the best interests of the Parties considering certain facts and circumstances that have come to be known;

WHEREAS, Massey and the Company have executed a Mutual Rescission Agreement (the “Rescission Agreement”), effective September 8, 2020, that rescinds the Transaction in total;

WHEREAS, Massey and the Company desire to modify the original Offer and Consent concurrently with the rescission of the Transaction by execution of the Rescission Agreement, so that the Offer and Consent as modified by this Novation shall be effective nunc pro tunc.

NOVATION AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The language and content of the Irrevocable Purchase Offer is hereby replaced in its entirety with the language included as Exhibit A to this Novation.

2.The language and content of the Unanimous Written Consent is hereby replaced in its entirety with the language included as Exhibit B to this Novation.

IN WITNESS WHEREOF, the Parties have executed this Rescission Agreement as of September 8, 2021.

SOLAR INTEGRATED ROOFING CORP

BY:
	Troy Clymer, COO	David Massey

EXHIBIT A

IRREVOCABLE PURCHASE OFFER

This Irrevocable Purchase Offer (the "Offer") is made this 1st day of July, 2021 (the "Offer Date") to David Massey, an individual (“Massey”), the General Partner, Massey Family Trust LP (an Indiana limited partnership (the “Seller”), and by Solar Integrated Roofing Corp., a Nevada corporation (the "Buyer" or the "Company"). Buyer and Seller may be referred to in this Offer individually as a "Party" or collectively as the "Parties".

WHEREAS, Massey has been serving as the CEO of the Company since November 2016 and is the owner of record of two million five hundred thousand (2,500,000) shares of Company Series A Preferred Stock and six million five hundred thousand (6,500,000) shares of Company Series B Preferred Stock; and

WHEREAS, Massey has contributed by assignment five million shares of Company Series B Preferred Stock to Seller; and

WHEREAS, the Company wishes to purchase one million (1,000,000) shares of Series B Preferred Stock (the “Shares”) from Seller pursuant to the following terms and conditions:

ARTICLE I.

THE OFFER

Section 1.01Offer to Purchase. Company hereby offers to purchase the Shares from Massey, or the Massey Family Trust LP, or any other entity selected by Massey which has control of the Shares (collectively hereinafter “Massey” or the “Seller”), for Two Million US Dollars ($2,000,000 USD) (the “Purchase Price”).

Section 1.02Payment. Upon acceptance of this Offer by Milholland and Seller, the Company shall pay the Purchase Price of Two Million US Dollars ($2,000,000 USD) to Seller.

Section 1.03Irrevocability. This Offer shall remain open and is irrevocable by the Company for a period of thirty-one (31) days (“Offer Period”) from the Offer Date.

Section 1.04Waiver, Hold Harmless from Transfer by Assignment. Company waives any costs and liability in Massey and/or Seller related to restrictions on transfer and securities obligations. Massey and Seller agree to sign such documents as Company may reasonably present to ensure that title rests appropriately in Company.

ARTICLE II.

Method of Acceptance

To accept this Offer, Milholland must deliver the following to the Company on or before the last day of the Offering Period:

(a)A copy of this Offer countersigned by Massey and Seller.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.01By Seller. Upon acceptance of the Offer, Seller warrants and represents to Buyer as follows:

(a)Seller is the owner in clear title of the Shares and the Shares are free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Buyer.

(b)Seller is not bound by any offer or agreement that would prevent any of the transactions connected with this Offer.

Section 3.02By Buyer. Buyer warrants and represents to Seller as follows:

(a)Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has full power and authority to enter this Offer.

(b)Buyer is not bound by any Offer that would prevent any of the transactions connected with this Offer.

ARTICLE IV.

CLOSING

Section 4.01Closing Date, Time, Location. Subject to the terms and conditions of this Offer, the Closing of the purchase and sale of the Shares (the "Closing") will take place as soon as reasonably possible after Massey’s and Seller’s acceptances of the Offer but no more than five

(5) business days after the later date of (i) Massey’s and Seller’s acceptance or (ii) approval and ratification of the Company’s offer and Massey’s and Seller’s acceptance by the Company Board of Directors and any other necessary parties and written communication of such ratification to Massey and Seller. Closing may be handled remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as the Parties may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

Section 4.02Closing Deliverables.

(a)By Buyer. At Closing, Buyer shall deliver to Seller the following:

(i)Payment by wire transfer of immediately available funds an amount equal to the Purchase Price.

(b)By Seller. At or prior to the Closing, Seller shall deliver to Buyer the document listed in Article II, sub-paragraph (a).

Section 4.03Conditions to Closing.

(a)Board Approval. Prior to closing, Company shall obtain an executed resolution by the board of directors of the Company authorizing this Offer. Such resolution shall be attached to this Offer as Exhibit D. If board approval is unable to be obtained, this Offer shall be terminated and both parties shall be relieved of their respective obligations hereunder without penalty.

ARTICLE V.

MISCELLANEOUS

Section 5.01 Expenses. Each party agrees to pay their own costs and expenses in connection with this Offer.

Section 5.02 Governing Law. This Offer shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule.

Section 5.03 Counterparts. This Offer may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

Section 5.04Entire Offer. This Offer contains the entire agreements between the parties. All negotiations and understandings have been included in this Offer. Statements or representations which may have been made by any party to this Offer in the negotiation stages of this Offer may in some way be inconsistent with this final written Offer. All such statements are declared to be of no value in this Offer. Only the written terms of this Offer will be binding on the parties.

Section 5.05Amendment or Modification; Waiver. This Offer may only be amended, modified or supplemented by writing signed by both Parties. Any failure of the Parties to comply with any obligation or condition herein may be waived by the other Party by a written instrument signed by the party granting such waiver. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

IN WITNESS WHEREOF, the Company hereby extends this Offer to Massey as of the Offer Date first appearing above. The Offer shall be irrevocable until 5:00 pm Pacific Time on July 15, 2021.

(Remainder of page intentionally left blank; Signature page follows)

Sincerely,

Troy Clymer, COO
Solar Integrated Roofing Corp.

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Agreed and accepted:
David Massey

Agreed and accepted:

MASSEY FAMILY TRUST LP

By: David Massey Its: General Partner